Exhibit 99.1

NovaBay Pharmaceuticals Raises $2.4 Million in a Private Placement

EMERYVILLE, Calif. (June 26, 2019) – NovaBay® Pharmaceuticals, Inc. (NYSE American: NBY), a biopharmaceutical company focusing on commercializing Avenova® for the domestic eye care market, announces the closing of a private placement of common stock and warrants with accredited investors, raising gross proceeds of $2.4 million. NovaBay also announces an extension of the maturity date of a $1 million loan agreement with Pioneer Pharma (Hong Kong) Company Limited from July 27, 2019 to July 1, 2020.

Investors in the private placement purchased 1,371,427 units at a price of $1.75 per unit. Each unit consists of one share of common stock and a one-year warrant to purchase one share of common stock at an exercise price of $0.87. China Kington Asset Management Co. Ltd. served as the placement agent for the offering.

The Company will use the proceeds from this private placement for working capital and general corporate purposes, including the launch of Avenova Direct through Amazon.

“We are fully committed to growing sales of Avenova through all three distribution channels,” said Justin Hall, President and CEO. “We appreciate the support of investors in helping us achieve our commercialization goals.”

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state.

About NovaBay Pharmaceuticals, Inc.: Going Beyond Antibiotics®

NovaBay Pharmaceuticals, Inc. is a biopharmaceutical company focusing on commercializing and developing its non-antibiotic anti-infective products to address the unmet therapeutic needs of the global, topical anti-infective market with its two distinct product categories: the NEUTROX® family of products and the AGANOCIDE® compounds. The Neutrox family of products includes AVENOVA® for the eye care market, NEUTROPHASE® for wound care market, and CELLERX® for the aesthetic dermatology market. The Aganocide compounds, still under development, have target applications in the dermatology and urology markets.

Forward-Looking Statements

This release contains forward-looking statements that are based upon management’s current expectations, assumptions, estimates, projections and beliefs. These statements include, but are not limited to, statements regarding our future momentum and online sales, Board and executive composition, and generally the company’s expected future financial results. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results or achievements to be materially different and adverse from those expressed in or implied by the forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, risks and uncertainties relating to our ability to remain a publicly listed company, maintain the support of our majority shareholders, and ability to adhere to our approved NYSE compliance plan. Other risks relating to NovaBay’s business, including risks that could cause results to differ materially from those projected in the forward-looking statements in this press release, are detailed in NovaBay’s latest Form 10-Q/K filings with the Securities and Exchange Commission, especially under the heading “Risk Factors.” The forward-looking statements in this release speak only as of this date, and NovaBay disclaims any intent or obligation to revise or update publicly any forward-looking statement except as required by law.

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Avenova Purchasing Information
For NovaBay Avenova purchasing information:
Please call 800-890-0329 or email sales@avenova.com.
www.Avenova.com

NovaBay Contact
Justin Hall
President and Chief Executive Officer
510-899-8800
jhall@novabay.com

Investor Contact
LHA Investor Relations
Jody Cain
310-691-7100
jcain@lhai.com

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